                                                                  EXHIBIT 10.179


                                 LEASE AGREEMENT
                                    (HOUSTON)


         THIS LEASE AGREEMENT ("Lease") dated as of the 18th day of July, 1997, by and between CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Landlord") and CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation ("Tenant").

                                    RECITALS

         WHEREAS, Tenant (or one of Tenant's affiliates) has concurrently conveyed to Landlord the property described in Exhibit A hereto, and Landlord and Tenant desire that Landlord lease such property back to Tenant; and

         WHEREAS, Landlord and Tenant have entered into a Master Agreement to Lease of even date herewith (the "Master Agreement") which sets forth certain agreements of the parties with respect to the lease of various properties including the property that is the subject of this Lease;

         NOW, THEREFORE, in consideration of the premises and of their respective agreements and undertakings herein, Landlord and Tenant agree as follows:

                                    ARTICLE I
                                PREMISES AND TERM

         1.1 Leased Property. Landlord hereby leases to Tenant and Tenant leases from Landlord the Land located in the City of Houston, Harris County, State of Texas, described in Exhibit A hereto, and all Improvements, Fixtures, and Personal Property thereon or thereto (each as defined in the Master Agreement, and, together with said Land, the "Leased Property"); such Leased Property collectively known and described at the date hereof as the Houston Processing Center;

         SUBJECT, HOWEVER, to the lien of the mortgage debt described in Exhibit B hereto, if any, and to all easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of the date hereof and listed in Exhibit C hereto (collectively the "Permitted Exceptions").

         1.2 Term. The initial term (the "Fixed Term") of the Lease shall be for a fixed term of twelve (12) years commencing on July 18, 1997 (the "Commencement Date") and expiring on July 17, 2009 (the "Expiration Date"). The Term of this Lease may be renewed on the mutual agreement of Landlord and Tenant as follows:
(i) provided that Tenant gives Landlord notice on or before the date which is six (6) months prior to the Expiration Date, upon the mutual agreement of Landlord and Tenant, the Lease shall be renewed for one (1) additional five (5) year term (the "Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in the Lease; (ii) provided that Tenant gives Landlord notice on or before the date which is six
(6) months prior to the expiration of the Extended Term, upon the mutual agreement of Landlord and Tenant, the Lease shall be renewed for one (1) additional five (5) year term (the "Second Extended Term") on the same terms and provisions (other than with respect to renewal) as
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the Fixed Term, as set forth in the Lease; and (iii) provided that Tenant gives
Landlord notice on or before the date which is six (6) months prior to the expiration of the Second Extended Term, upon the mutual agreement of Landlord and Tenant, the Lease shall be renewed for one (1) additional five (5) year term (the "Third Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in the Lease. Tenant's right to so extend the Term of the Lease is conditioned on Landlord's prior approval of the Extended Term, Second Extended Term, or Third Extended Term, as the case may be. The term "Term" used in this Agreement means the Fixed Term, Extended Term, Second Extended Term and Third Extended Term, as appropriate. The term "Lease Year" means each twelve (12) month period during the Term commencing on January 1 and ending on December 31, except the first Lease Year of each Lease shall be the period from the Commencement Date through the following December 31, and the last Lease Year shall end on the date of termination of the Lease if a day other than December 31. Landlord may terminate this Lease prior to the expiration of the Term hereof, at any time following the date which is five (5) years from the date hereof, upon written notice to Tenant not less than eighteen
(18) months prior to the effective date of such termination.

                                   ARTICLE II
                                      RENT

         2.1 Base Rent. Tenant shall pay Landlord Base Rent for the Term in advance in consecutive monthly installments payable on the first day of each month during the Term, the Extended Term, Second Extended Term and the Third Extended Term, commencing on the Commencement Date, in accordance with the Base Rent Schedule attached hereto as Exhibit D. If the Commencement Date or the Expiration Date shall be other than on the first day of a calendar month, the initial (or final, as appropriate) monthly installment of Base Rent payable pursuant to the Lease shall be prorated for the number of days until, in the case of the initial monthly installment, the first day of the calendar month following the Commencement Date and, in the case of the final monthly installment, the Expiration Date.

         2.2 Additional Rent. The Base Rent shall be subject to such increases over the Term as determined pursuant to Section 2.02 of the Master Agreement.

         2.3 Other Additional Rent. Tenant shall also pay all Other Additional Rent with respect to the Leased Property, as set forth in the Master Agreement.

                                   ARTICLE III
                           OTHER TERMS AND CONDITIONS

         3.1 Master Agreement Incorporated Herein. All provisions of the Master Agreement (except any provisions expressly therein not to be a part of an individual lease of leased property) are hereby incorporated in and are a part of this Lease of the Leased Property.


                                        2
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         3.2 Recordation. At the request of Landlord or Tenant, a short form memorandum of this Lease may be recorded in the real estate records of any county which Landlord or Tenant deems appropriate in order to provide legal notice of the existence hereof.

         IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

                                    CCA PRISON REALTY TRUST


                                    By: /s/ Michael W. Devlin
                                       -----------------------------------------

                                    Title: Chief Development Officer
                                          --------------------------------------


                                    CORRECTIONS CORPORATION OF AMERICA


                                    By: /s/ Doctor R. Crants
                                       -----------------------------------------

                                    Title: Chief Executive Officer
                                          --------------------------------------








                                        3
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                                    EXHIBIT A

                      Legal Description of Leased Property


                          Metes and Bounds Description
                        5.843 Acres (254,531 Square Feet)
                        Portion of Reserve "C" Block One
             World/Houston Section One International Business Center
                          William Lloyd Survey, A-1407
                              Harris County, Texas

Being a tract or parcel containing 5.843 acres (254,531 square feet) of land situated in the William Lloyd Survey, Abstract No. 1407, Harris County, Texas, being out of and a part of Reserve "C" Block One of World/Houston Section One International Business Center, recorded in Volume 278, Page 25 of the Harris County Map Records (H.C.M.R.) and being the same called 5.840 acre tract described in deed recorded under Clerk's File Number J194317 of the Harris County Official Public Records of Real Property (H.C.O.P.R.R.P.); said 5.843 acre tract being more particularly described by metes and bounds as follows with all bearings referenced to said subdivision plat:

Beginning at a 5/8-inch iron rod found for the northeast corner of said Reserve "C" and the herein described tract, being the southeast corner of that certain called 6.6031 acre tract, described in deed recorded under Clerk's File Number G291174 of said H.C.O.P.R.R.P. and being in the west line of Lot 10 of Block One, Greenlee Addition, a subdivision in Harris County of record in Volume 40, Page 32 of said H.C.M.R.:

THENCE, South 02 degrees 51 minutes 21 seconds East, 485.42 feet along the line common to said Reserve "C" and said Greenlee Addition to a 3/4-inch galvanized iron pipe found for the northeast corner of that certain called 5.50 acre tract described in deed recorded under Clerk's File Number H038206 of said H.C.O.P.R.R.P., and being the southeast corner of the herein described tract;

THENCE, South 89 degrees 07 minutes 09 seconds West, departing the west line of said Block 1 of Greenlee Addition and along the north line of said 5.50 acre tract, 500.50 feet to a 3/4-inch galvanized iron pipe found for the common west corner of said 5.50 acre tract and the herein described tract, and being in the existing east right-of-way line of Export Plaza Drive (80 feet wide);

THENCE, North 02 degrees 51 minutes 27 seconds West, 104.37 feet along the existing east right-of-way line of said Export Plaza Drive to a 3/4-inch galvanized iron pipe found for the beginning of a tangent curve to the left;

THENCE, Northwesterly, 172.82 feet along the existing east right-of-way line of said Export Plaza Drive, the existing north right-of-way line of Consulate Plaza Drive (80 feet wide) and along the arc of said curve to the left (Central Angle = 70 degrees 43 minutes 34 seconds, Radius = 140.00 feet, Chord Bearing and Distance = North 38 degrees 13 minutes 14 seconds West, 162.05 feet) to a 5/8-
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inch iron rod found for a common south corner of Reserves "B" and "C" of said
World/Houston Section One International Business Center;

THENCE, North 16 degrees 24 minutes 59 seconds East, 246.82 feet departing the existing north right-of-way line of said Consulate Plaza Drive and along the common line between said Reserve "B" and "C" to a 5/8-inch iron rod found for the common corner of Reserves "A", "B" and "C" of said World/Houston Section One International Business Center, being the southwest corner of said 6.6031 acre tract and being the northwest corner of the herein described tract from which a found 8-inch square cross-tie fence corner post bears South 52 degrees 12 minutes 39 seconds East, 0.74 feet;

THENCE, North 87 degrees 17 minutes 38 seconds East, 512.53 feet along the common line between the herein described tract, Reserve "C" and said 6.6031 acre tract to the POINT OF BEGINNING containing 5.843 acres (254,531 square feet) of land, more or less.

Compiled by:
SURVCON INC.
Job No. 5980-01
April 14, 1997
D-2










                                                       Houston Processing Center
                                                    Houston, Harris County Texas
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                                    EXHIBIT B

                                  Mortgage Debt

                       Property: Houston Processing Center



This property is subject to the following Mortgage Debt:

         That certain deed of trust of First Union National Bank of Tennessee, as Administrative Agent, dated July 18, 1997.
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                                    EXHIBIT C

                              Permitted Exceptions

                       Property: Houston Processing Center

1. Standby fees, taxes and assessments by any taxing authority for the year 1997, and subsequent years.

2. The following restrictive covenants of record itemized below: Volume 278, page 25 of the Map Records of Harris County, Texas and those Restrictions filed for record under Clerk's File No. F934983, as corrected and refiled under Clerk's File No. F944735, and as amended by instrument filed under Clerk's File No. G698447, all of the Official Records of Real Property of Harris County, Texas.

3. A water line easement 10 feet wide along the westerly line of subject property, which abuts Consulate Plaza Drive, and/or Export Plaza Drive, as reflected on the map or plat thereof, recorded in Volume 278, page 25 of the Map Records of Harris County, Texas.

4. An unobstructed easement 16 feet wide, together with an unobstructed aerial easement 5 feet, 6 inches wide, beginning at a height of 16 feet 3 inches above the ground, and extending upwards and outwards on an inclined plane, to a height of 18 feet 6 inches above the ground, located south and west of and adjoining the heretofore cited 16 feet wide easement, all located along the north and east lines of subject property, as granted to Houston Lighting and Power Company by instrument filed under Clerk's File No. F941406, and as corrected by instrument filed under Clerk's File No. G120555, and as further ratified by instrument filed under Clerk's File No. G769967, all of the Official Records of Real Property of Harris County, Texas.

5. Blanket easements for ingress and egress, for installation, maintenance, repair and removal of public utilities, as set out in the Declaration filed under Clerk's File No. F934983, and as refiled under Clerk's File No. F944735, and as amended by instrument filed under Clerk's File No. G698447, all of the Official Public Records of Real Property of Harris County, Texas.

6. An easement for drainage purposes extending a distance of 15 feet on each side of the center line of all natural water courses, as reflected by the map or plat thereof, recorded in Volume 278, page 25 of the Map Records of Harris County, Texas.

7. A water line and meter easement, as granted to the City of Houston by instrument filed under Clerk's File No. J546727 of the Official Public Records of Real Property of Harris County, Texas, and being more particularly described by metes and bounds therein.

8. Agreement by and between Warner Cable Communications, Inc. and Corrections Corporation of America for the installation, operation and maintenance of a Cable Television

         System as reflected by instrument filed under Clerk's File No. N216013 of the Official Public Records of Harris County, Texas.

9. An unobstructed easement 10 feet wide, together with an unobstructed aerial easement 10 feet wide, beginning at a plane of 16 feet above the ground and extending upwards, located on both sides of and adjoining the said 10 feet wide easement, as granted to Houston Lightening and Power Company by instrument filed under Clerk's File No. J445703 of the Official Public Records of Real Property of Harris County, Texas; said easement(s) being further reflected and defined on Sketch No. N84-041 attached to said instrument.

10. A 1/16th non-participating royalty interest in and to all the oil, gas and other minerals in, on, under or that may be produced from subject property is excepted herefrom as the same is set forth in instrument recorded in Volume 5812, page 576 of the Deed Records of Harris County, Texas.

11. All oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as set forth in instrument filed under Clerk's File No. G296822 of the Official Public Records of Harris County, Texas. Waiver of surface rights contained therein.

12. All oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as set forth in instrument filed under Clerk's File No. F934983, and as refiled under Clerk's File No. F944735, and as amended by instrument filed under Clerk's File No. G698447, all of the Official Public Records of Harris County, Texas. Waiver of surface rights contained therein.

13. Building set back line of 20 feet along that portion of the west property line abutting Consulate Plaza Drive and/or Export Plaza Drive, as set out on plat recorded in Volume 278, page 25 of the Map Records of Harris County, Texas.

14. The subject property lies within the area designated and zoned by the City of Houston as the "Jetero Airport Hazard Area" (Houston Intercontinental Airport) and is subject to the restrictions and regulations imposed by Ordinance of the City of Houston, a certified copy of which is recorded in Volume 5448, page 421, Deed Records, Harris County, Texas, as amended by Ordinance No. 83-861, filed for record under Clerk's File No. J040968 of the Official Public Records, Harris County, Texas.

15. Annual Maintenance Charge payable to World/Houston International Business Center Improvement Association, as set forth in instrument filed under Clerk's File No. F934983, and as refiled under Clerk's File No. F944735, and as amended by instrument filed under Clerk's File No. G698447, all of the Official Public Records of Real Property of Harris County, Texas and additionally secured by a separate, valid and subsisting lien, as set forth therein.
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16.      The subject property is located within the City of Houston or within its extra territorial jurisdiction (within 5 miles of the city limits but outside another municipality). It is subject to the terms, conditions, and provisions of City of Houston Ordinance No. 85-1878, pertaining to, among other things, the platting and re-platting of real property and to the establishment of building lines (25 feet along major thoroughfares and 10 feet along other streets). A certified copy of said ordinance was filed for record on August 1, 1991, under Harris County Clerk's File No. N 253886.

17. All matters shown on the Plat of Asbuilt Survey, dated April 15, 1997, as revised June 17, 1997, prepared by William H. Smith, Jr., R.P.L.S. No. 3982, Survcon Inc., 5757 Woodway, Houston, Texas 77057, Job Number 5980-01.
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                                    EXHIBIT D

                               Base Rent Schedule

                       Property: Houston Processing Center


         Tenant will pay to Landlord annual Base Rent of $1,474,000.00, payable in equal monthly installments of $122,833.33.

         Base Rent for the Extended Term, Second Extended Term and Third Extended Term shall be equal to the fair market rental value of the Leased Property as of the respective commencement dates thereof.